UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2016

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2016, Energy Focus, Inc. (the “Company”) appointed Bradley B. White as Chief Financial Officer and Secretary, effective December 12, 2016. Mr. White will replace Michael H. Port, who has been serving as the Company’s Chief Financial Officer and Secretary in an interim capacity.

Mr. White, age 43, had been serving as Executive Vice President and Chief Financial Officer of EngagePoint, Inc., a privately-held enterprise software and solutions provider to state and federal government organizations, since 2015. He had previously served as Chief Accounting Officer, Vice President and Controller of National Grid USA, a subsidiary of an SEC-reporting multinational energy company based in the U.K., from 2011 to 2014. Mr. While served in various finance roles prior to that, including as Assistant Corporate Controller at Unisys Corp. from 2006 to 2011. He began his career as an Audit Manager at PricewaterhouseCoopers.

Mr. White will receive an initial base salary of $315,000 annually and is eligible for a performance-based bonus of 65% of base salary at target level, of which $150,000 is guaranteed for 2017 if he remains employed through the payment date with respect to Company’s 2017 fiscal year bonus plan. In connection with his appointment, he also will be granted restricted stock units (“RSUs”) having a grant date value of $157,500 and options equal to 1.5 times the number of RSUs that will vest over three years. Mr. Port will receive a bonus of $35,000 in recognition of his contributions to the Company.

Also on November 18, 2016, the Company appointed of Theodore L. Tewksbury III, Ph.D., as Executive Chairman and a member of the Board of Directors, effective December 12, 2016. Ronald D. Black, Ph.D., who had been serving as the Company’s non-executive Chairman, will remain on the Board of Directors and return to the position of Lead Director.

Dr. Tewksbury, age 59, has been Founder and CEO of Tewksbury Partners, LLC,providing strategic consulting, advisory and board services to private and public technology companies, venture capital and private equity firms, since 2013. He had served as President and Chief Executive Officer (from November 2014) and a director (from September 2010) of Entropic Communications, a public company specializing in semiconductor solutions for the connected home, until its sale to MaxLinear, Inc., another public semiconductor company, in April 2015, and he remains a director of MaxLinear, Inc. He is also a director of Jariet Technologies, a private company specializing in digital microwave integrated circuits for wireless infrastructure, backhaul and military applications. From 2008 to 2013, Dr. Tewksbury had been President and Chief Executive Officer and a director of Integrated Device Corporation, a public semiconductor company.

Dr. Tewksbury will receive an initial base salary of $200,000 annually. In connection with his appointment, he also will be granted RSUs having a grant date fair value of $100,000 that will vest over two years.

A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description

99.1	Press release dated November 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2016

ENERGY FOCUS, INC.

	By:	/s/ Michael H. Port
	Name:	Michael H. Port
	Title:	Interim Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

99.1	Press release dated November 22, 2016